Compensation of Directors

     The following table sets forth information concerning the compensation of the Directors of the Funds. The Funds do not have any retirement plan for their Directors. For the fiscal year ended October 31, 2003, the Directors received the amounts set forth in the following table from each of Neuberger Berman California Intermediate Municipal Fund Inc., Neuberger Berman Intermediate Municipal Fund Inc., and Neuberger Berman New York Intermediate Municipal Fund Inc. Neuberger Berman Income Opportunity Fund Inc., Neuberger Berman Real Estate Income Fund Inc., Neuberger Berman Real Estate Securities Income Fund Inc., and Neuberger Berman Realty Income Fund Inc. have not completed a full fiscal year since their organization. The estimated compensation that the Directors will receive from each of these Funds for the fiscal year ending October 31, 2004 is set forth in the following table. For the calendar year ended December 31, 2003, the Directors received the compensation set forth in the following table for serving as Trustees or Directors of investment companies in the "Fund Complex." Each officer and Director who is a director, officer or employee of NB Management, Neuberger Berman or any entity controlling, controlled by or under common control with NB Management or Neuberger Berman serves as a Fund Director and/or officer without any compensation from the Funds.


TABLE OF COMPENSATION

                                                             Total Compensation
                                                               from Registered
                          Actual          Estimated      Investment Companies in the
                       Compensation     Compensation        Neuberger Berman Fund
                        for Fiscal       for Fiscal       Complex Paid to Directors
Name and Position       Year Ending      Year Ending       for Calendar Year Ended
with each Fund           10/31/03*       10/31/04**               12/31/03
---------------------------------------------------------------------------------------
Independent Fund Directors
---------------------------------------------------------------------------------------
John Cannon
  Director                $2,053           $2,000                  $72,000
Faith Colish
  Director                $2,046           $1,892                  $70,000
Walter G. Ehlers
  Director                $2,053           $2,000                  $72,000
C. Anne Harvey
  Director                $2,046           $1,892                  $70,000
Barry Hirsch
  Director                $2,046           $1,892                  $70,000
Robert A. Kavesh
  Director                $2,046           $1,892                  $70,000
Howard A. Mileaf
  Director                $2,046           $1,892                  $70,000
John P. Rosenthal
  Director                $2,046           $1,892                  $70,000
William E. Rulon
  Director                $2,046           $1,892                  $70,000
Cornelius T. Ryan
  Director                $2,072           $2,135                  $74,500
Tom D. Seip
  Director                $1,838           $2,000                  $62,500
Candace L. Straight
  Director                $2,046           $1,892                  $70,000
Peter P. Trapp
  Director                $1,845           $2,000                  $64,500
---------------------------------------------------------------------------------------
Directors who are "Interested Persons"
---------------------------------------------------------------------------------------
Edward I. O'Brien
  Director               $2,046           $1,892                  $70,000
Jack L. Rivkin***
  Director and President $    0           $    0                  $     0
Peter E. Sundman
  Director, Chairman of
  the Board and Chief
  Executive Officer      $    0           $    0                  $     0
---------------------------------------------------------------------------------------

 * This column only applies to the following Funds, which have each completed a full fiscal year: Neuberger Berman California Intermediate Municipal Fund Inc., Neuberger Berman Intermediate Municipal Fund Inc., and Neuberger Berman New York Intermediate Municipal Fund Inc.

 ** This column only applies to the following Funds, which have each not completed a full fiscal year: Neuberger Berman Income Opportunity Fund Inc., Neuberger Berman Real Estate Income Fund Inc., Neuberger Berman Real Estate Securities Income Fund Inc., and Neuberger Berman Realty Income Fund Inc.

*** Mr. Rivkin became a director and officer of each open-end Fund on December
    12, 2002.